Exhibit 99.2

Faraday Future Intelligent Electric Inc.

Condensed Consolidated Balance Sheet

(in thousands)

(Unaudited)

August 31, 2022
Assets
Current assets
Cash	$42,539
Restricted cash	2,468
Deposits	51,415
Other current assets	27,983
Total current assets	124,406
Property and equipment, net	397,436
Right of use assets	20,564
Other non-current assets	6,650
Total assets	$549,055
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$70,770
Accrued expenses and other current liabilities	107,009
Related party accrued interest	12,660
Accrued interest	109
Operating lease liabilities, current portion	3,479
Finance lease liabilities, current portion	1,903
Related party notes payable	12,729
Notes payable, current portion	5,177
Total current liabilities	213,835
Finance lease liabilities, less current portion	6,980
Operating lease liabilities, less current portion	18,084
Other liabilities, less current portion	3,681
Notes payable, less current portion	49,949
Total liabilities	292,529
Commitments and contingencies
Stockholders’ equity
Class A Common Stock, $0.0001 par value	32
Class B Common Stock, $0.0001 par value	6
Additional paid-in capital	3,578,120
Accumulated other comprehensive loss	(417)
Accumulated deficit	(3,321,215)
Total stockholders’ equity	256,526
Total liabilities and stockholders’ equity	$549,055